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                                                                    Exhibit 10.4


[Letterhead of Chase]

September 10,1996

Mr. Ronald S. Lauder
c/o R.S.L. Communications, Ltd.
767 Fifth Avenue
New York, NY 10153

Dear Mr. Lauder:

It is my pleasure to confirm to you that The Chase Manhattan Bank (the "Bank") is prepared to extend a line of credit (the "Line") to R.S.L. Communications, Ltd. up to a maximum amount of $15,000,000. This letter will supersede and replace the letter sent to you by Chase dated August 20,1996. The Line will be provided subject to the following terms and conditions:

Borrower:     R.S.L. Communications, Ltd.

Guarantor.    Ronald S. Lauder

Amount:       Up to $15,000,000

Purpose:      Working capital

Rate:         At the Borrower's option:
              1) the Prime Rate, or
              2) LIBOR + 1%, with all specific provisions outlined in the documentation.

              The "Prime Rate" is the rate announced from time to time by the Bank at its head office as its prime commercial lending rate.

Interest      Prime loans: Interest shall be payable monthly in arrears and on
Payments:     any payment of principal.

              Fixed rate loans: Interest shall be payable at the maturity of the loan and, for loans with maturity dates extending more than three months, at three month intervals, and on any payment of principal. Broken funding and other protective provisions shall apply to fixed rate loans.
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Fee:          1) 1/8% on the unused amount of the Line shall be payable
              quarterly in arrears.

Expiration    The Line will be available until April 30,1997, unless terminated
Date:         earlier by the Bank or by the Borrower.

Conditions:   Signed personal financial statements of the Guarantor, including a balance sheet listing assets and liabilities (both direct and contingent) and statement of sources and uses, to be provided to the Bank semi-annually and at the Bank's request.

              The most recent signed statements of R.S.L. Communications, Ltd. to be provided to the Bank at inception of this Line and annually thereafter and at the Bank's request.

              Corporate resolutions authorizing the Borrower to enter into this Line and incumbency certificate indicating officers authorized to sign documentation for the Line.

              Opinion of counsel to the Borrower acceptable to the Bank.

              Any additional information that the Bank may reasonably request from time to time to be furnished promptly upon the Bank's request.

Expenses:     All legal and other expenses (including allocated costs of in-house counsel) are for the account of the Borrower, whether or not loans are advanced under the Line.

This Line is subject to satisfactory review by the Bank of all relevant documents including R.S.L. Communications, Ltd.'s ability to borrow. The Line will be evidenced by documentation in form and substance satisfactory to the Bank.

This letter is for your information only and does not constitute a commitment by the Bank. The Line is extended at the Bank's discretion and is subject to the Borrower's and Guarantor's maintenance of a satisfactory relationship with, and a financial condition acceptable to the Bank.

Please acknowledged acceptance of the terms of this letter by signing below and returning it to my attention. All other documentation will be forwarded to you within the week.
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We are pleased to make these additional funds available under this Line and look forward to continuing to meet your Private Banking needs.

Sincerely,

/s/ Robin E. Ross
--------------------------
Robin E. Ross
Vice President

Accepted:               R.S.L. Communications, Ltd.
                        By: /s/ R.S.L. Communications, Ltd.     Date: 9/16/96
                            -------------------------------           ----------
                            Title: Treasurer

                        /s/ Ronald S. Lauder                    Date: 9/16/96
                        -----------------------------------           ----------
Acknowledged:           Ronald S. Lauder